UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/14/2007

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2007, Trimeris, Inc. (the "Company") appointed Martin A. Mattingly, Pharm.D., 50, as the Company's Chief Executive Officer and member of the Company's board of directors.

Dr. Mattingly was most recently employed at Ambrx, Inc. where he served as President and Chief Executive Officer from 2005 to 2007. Prior to that, Dr. Mattingly served as Executive Vice President and Chief Operating Officer at CancerVax from 2003 to 2005. From 1996 to 2003, he provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. ("Agouron") and Pfizer, Inc. ("Pfizer"). These assignments included General Manager of the Agouron HIV division; Vice President, Product Development Group at Pfizer; and Vice President, Global Marketing Planning at Pfizer. From 1983 to 1996, Dr. Mattingly held various positions in oncology marketing and sales management at Eli Lilly and Company.

Dr. Mattingly holds B.S. and Doctor of Pharmacy degrees from the University of Kentucky.

In connection with his appointment as Chief Executive Officer, the Company and Dr. Mattingly entered into an executive employment agreement dated November 14, 2007(the "Agreement") setting forth the terms and conditions of Dr. Mattingly's employment and compensation. Pursuant to the Agreement, Dr. Mattingly will receive an annual base salary of $385,000. In addition, Dr. Mattingly is eligible to receive a discretionary bonus of up to 75% of his base salary; at a minimum, Dr. Mattingly will receive a bonus equal to 50% of his base salary. In addition, Dr. Mattingly was granted an option for 350,000 shares of the common stock of the Company (the "Option") in connection with the Agreement. The Option will vest as to 25% of the shares on the first anniversary of the Agreement with the remainder vesting monthly over the following three years. The Agreement has a term of one year, and is subject to extention as provided in the Agreement. The Agreement is attached as Exhibit 10.1 to this Current Report, and is incorporated herein by reference.

Under the Agreement, in the event that Dr. Mattingly's employment is terminated other than for cause, death or disability or upon his resignation for Good Reason (as these terms are defined in the Agreement), Dr. Mattingly will be entitled to certain severance payments and benefits, including an amount equal to his base salary. Dr. Mattingly is subject to non-competition restrictions during the term of his employment and for one year thereafter.

Item 8.01.    Other Events

On November 15, 2007, the Company issued a press release announcing the appointment of Martin A. Mattingly as Chief Executive Officer and a member of the Company's board of directors.

Item 9.01.    Financial Statements and Exhibits

Exhibit 10.1 Executive Employment Agreement between Trimeris, Inc. and Martin A. Mattingly dated November 14, 2007.

Exhibit 99.1 Press release dated November 15, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: November 20, 2007	By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Executive Employment Agreement between Trimeris, Inc. and Martin A. Mattingly dated November 14, 2007
EX-99.1	Press release dated November 15, 2007